Exhibit 32.1

SECTION 1350 CERTIFICATIONS

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Orion Group Holdings, Inc (the “Company”) on Form 10-K for the year ended December  31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark R. Stauffer and Robert L. Tabb, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Mark R. Stauffer
February 28, 2020	Mark R. Stauffer
President and Chief Executive Officer

By:	/s/ Robert L. Tabb
February 28, 2020	Robert L. Tabb
Vice President and Chief Financial Officer